ROY G. HALE
                      Certified Public Accountant

301-870-3374                                                  P.O. Box 2634
800-286-4602                                              LaPlata, MD 20646


             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNT


I hereby consent to the inclusion of my report, dated February 18, 1998, in the Registration Statement being filed under the Securities Act of 1933 and the Investment Company Act of 1940 by The Ehrenkrantz Growth Fund relating to the financial statements, as of December 31, 1997, referred to therein.

I also consent to the reference to my practice as an independent certified public accountant.


                                           Roy G. Hale
                                           Certified Public Accountant


February 21, 1997
La Plata, Maryland